LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Filed Pursuant to Rule 433
Registration No. 333-133985
July 2, 2007

$ [460,061,000] LEHMAN XS TRUST, SERIES 2007-11 SENIOR/SUBORDINATE CERTIFICATES

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

Citibank, N.A.
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the terms sheet supplement dated June 20, 2007 and the prospectus dated May 22, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated June 20, 2007 and the prospectus dated May 22, 2007 which is conveyed with this document.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Bond Summary

Class	Approximate Size ($) (1)	Initial Coupon (2)	Est. WAL (yrs.) Call/Mat(3)	Principal Window (mths.) to Call/Mat (3)	Approx Initial Credit Support (4)	Principal Type	Interest Accrual Convention	Delay
A1	[$255,768,000]	1mL + [ ]	[1.01 / 1.01]	[1 - 28 / 1 - 28]	[19.00%]	Super Senior Floater	Actual / 360	0 day
A2	[$104,371,000]	1mL + [ ]	[3.52 / 3.52]	[28 - 65 / 28 - 65]	[19.00%]	Super Senior Floater	Actual / 360	0 day
A3	[$47,925,000]	1mL + [ ]	[6.29 / 7.99]	[65 - 78 / 65 - 184]	[28.00%]	Super Senior Floater	Actual / 360	0 day
A4	[$5,991,000]	1mL + [ ]	[6.29 / 7.99]	[65 - 78 / 65 - 184]	[19.00%]	Senior Mezzanine Floater	Actual / 360	0 day
A5	[$46,006,000]	1mL + [ ]	[2.33 / 2.55]	[1 - 78 / 1 - 184]	[10.00%]	Senior Support Floater PT	Actual / 360	0 day
AIO(6)	[$460,061,000](5)	[] - 1mL	N/A	N/A	N/A	Inverse Interest Only	30 / 360	0 day
M1(6)	[$23,003,000]	1mL + [ ]	[4.47 / 4.88]	[38 - 78 / 38 - 134]	[5.50%]	Sub PT	Actual / 360	0 day
M2 (6)	[$10,223,000]	1mL + [ ]	[4.42 / 4.74]	[38 - 78 / 38 - 115]	[3.50%]	Sub PT	Actual / 360	0 day
M3 (6)	[$5,111,000]	1mL + [ ]	[4.41 / 4.62]	[37 - 78 / 37 - 100]	[2.50%]	Sub PT	Actual / 360	0 day
M4 (6)	[$2,555,000]	1mL + [ ]	[4.39 / 4.50]	[37 - 78 / 37 - 89]	[2.00%]	Sub PT	Actual / 360	0 day

(1.)	Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2.)
Each class of Offered Certificates is subject to the applicable Net Funds Cap, as described on page 15. One Month LIBOR (“1mL”) for the Certificates for the first accrual period will be determined two business days prior to the Closing Date. The spread on the Senior Certificates (other than the Class AIO Certificates) will increase to 2.0 times the initial margin for such certificates on each Distribution Date occurring after the Distribution Date on which the 10% Clean-up Call may be exercised. The spread on the Subordinate Certificates will increase to 1.5 times the initial margin for such certificates on each Distribution Date occurring after the Distribution Date on which the 10% Clean-up Call may be exercised. The Class AIO Certificates will accrue interest at the lesser of (1) [6.25%] minus 1mL for such Distribution Date and (2) the Net Funds Cap minus the weighted average coupon of the Class A1, Class A2, Class A3, Class A4 and the Class A5, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30, for such Distribution Date, subject to a minimum rate of 0.00% per annum. On and after the first possible Clean-up Call date, the Class AIO will accrue interest at the lesser of (i) [6.00%] minus 1mL and (ii) the excess, if any, of the Net Funds Cap over the weighted average coupon of the Class A1, Class A2, Class A3, Class A4, and Class A5, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30, for such Distribution Date, subject to a minimum rate of 0.00% per annum.

(3.)
The weighted average lives (“WAL”) and Principal Window (the window between the first and last principal payment received) assume prepayments occur at the Pricing Speed and the certificates pay on the 25th of each month beginning in July 2007. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Distribution Date.

(4.)
The initial O/C amount on the Closing Date will equal to approximately [2.00%] of the Cut-Off Date collateral balance. Initial credit support for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount. The O/C Target is [2.00%] of the Cut-Off Date collateral balance. Rating levels are subject to final approval.

(5.)
The Class AIO will be interest only certificates; it will not be entitled to payments of principal and will accrue interest on its notional balance, which is based on the combined principal balance of the Class A1, Class A2, Class A3, Class A4, and Class A5 Certificates. After the distribution date in April 2012, the Class AIO Certificates will no longer be entitled to receive distributions of any kind.

(6.)	Not offered under this term sheet.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview

Structure:	Senior/ Subordinate with Overcollateralization.

Pricing Speed:	30% CPR

Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, adjustable and fixed, balloon and fully amortizing residential mortgage loans having a total principal balance of approximately $511,182,295 as of the Cut-Off Date. Certain characteristics of the mortgage loans are described on pages 20-35 of this term sheet, subject to a permitted variance of ±5% in the aggregate.

Credit Enhancement:
The initial credit support (“C/E”) for a class equals the (i) percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization (“O/C”) amount. The initial O/C amount on the Closing Date will equal to approximately [2.00%] of the Cut-Off Date collateral balance, and the level will be subject to OC Target (as defined herein) in future periods. Rating levels are subject to final approval.

Losses that otherwise would be allocated to Class A1, Class A2, Class A3, and Class A4 Certificates will be allocated instead to the Class A5 Certificates until such class reduced to zero. Thereafter, losses that otherwise would be allocated to Class A3 Certificates will be allocated instead to the Class A4 Certificates until such class reduced to zero. The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates, as well as overcollateralization and excess interest.

Ratings:	All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two rating agencies.

Issuing Entity:	Lehman XS Trust, 2007-11

Closing Date:	June 29, 2007

Cut-Off Date:	June 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day, beginning in July 25, 2007.

Servicing Fee:
Approximately 99.25% of the Mortgage Loans have servicing fee of 0.250% per annum, and approximately 24.13% of the Mortgage Loans have step-up of 0.125% per annum to a rate of 0.375% per annum after the first rate reset date. Approximately 0.04% of the Mortgage Loans have servicing fee of 0.200% per annum, and approximately 0.72% of the Mortgage Loans have servicing fee of 0.375% per annum.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers)

Servicers:	Aurora Loan Services LLC (an affiliate of Lehman Brothers) will service approximately 91.34% of the Mortgage Loans. No other servicers will service more than 10.00% of the Mortgage Loans.

Originators:	Lehman Brothers Bank, FSB, originated approximately 89.50% of the Mortgage Loans. No other originators originated more than 10.00% of the Mortgage Loans.

Senior Certificates:	Class A1, Class A2, Class A3, Class A4, Class A5, and Class AIO Certificates

Subordinate Certificates:	Class M1, Class M2, Class M3, and Class M4 Certificates

The Certificates:	The Senior Certificates and the Subordinate Certificates

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

SMMEA Eligibility:	The Senior Certificates will be SMMEA eligible.

ERISA Eligibility:
The Senior Certificates are expected to be ERISA eligible; provided that, prior to the termination of the interest rate swap agreement and interest rate cap agreement, the acquisition or holding of the Senior Certificates must be eligible for exemptive relief available under an administrative or statutory exemption.

Interest Rate:
The Interest Rate for the Senior Certificates (other than the Class AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class AIO Certificates will equal to the lesser of (i) the rate set on page 3 and (ii) the excess of Net Funds Cap (as defined herein) over the weighted average coupon of Class A1, Class A2, Class A3, Class A4, and Class A5 Certificates, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30, subject to a minimum rate of 0.00% per annum. After the distribution date in April 2012, the Class AIO Certificates will no longer be entitled to receive distributions of any kind.

Interest Rate Swap:
An interest rate swap will be purchased for the Trust for the benefit of the Senior Certificates (other than the Class AIO Certificates). Proceeds derived from the interest rate swap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay any Deferred Amounts, and any applicable interest accrued on such amounts, as further described below.

The [sixty] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 12 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the interest rate swap.

Interest Rate Cap:
An interest rate cap will be purchased for the Trust Fund for the benefit of the Senior Certificates (other than the Class AIO Certificates). Proceeds derived from the interest rate cap will be applied to pay interest certain shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below.

The [sixty] month Interest Rate Cap will have a strike rate as set forth in the table on page 9 of this termsheet. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Legal Final Maturity:	February 25, 2047

Clean-up Call:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-Off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)	To pay pro rata based on Class Principal Amounts as follows:

A)	Sequentially, in the following order:

i)	To the Class A1 Certificates, until such class has been reduced to zero

ii)	To the Class A2 Certificates, until such class has been reduced to zero

iii)	To the Class A3 and A4 Certificates, pro rata, until the such classes have been reduced to zero.

B)	To the Class A5 Certificates, until such class has been reduced to zero;

3)	All remaining amounts will be allocated to the Class M1, Class M2, Class M3. and Class M4 Certificates, sequentially and in that order, until each such class has been reduced to zero;

4)	For application as part of Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)
All amounts will be allocated to the Senior Certificates (other than the Class AIO Certificates), to be paid as described in clause (I)(2) above, provided, however, that principal will only be allocated to the Senior Certificates (other than the Class AIO Certificates) until the credit enhancement behind the aggregate Senior Certificates (other than the Class AIO Certificates) is equal to two times its initial targeted credit enhancement percentage;

3)
All remaining amounts will be allocated to the Class M1, Class M2, Class M3, and Class M4 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the related initial targeted credit enhancement percentage.

4)	For application as part of Monthly Excess Cashflow for such Distribution Date.

The “Principal Distribution Amount” for any Distribution Date is an amount equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rate for the Senior Certificates (other than the Class AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class AIO Certificates will equal to the lesser of (i) the rate set on page 3 and (ii) the excess of Net Funds Cap (as defined herein) over the weighted average coupon of Class A1, Class A2, Class A3, Class A4, and Class A5 Certificates, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30, subject to a minimum rate of 0.00% per annum.. Interest for the Certificates (other than the Class AIO Certificates) will be calculated on an actual/360 basis. Interest for the Class AIO Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on June 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1)	To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2)	For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due;

(4)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates sequentially, in order of seniority;

(5)
Any interest remaining from interest remittance will be deemed “Monthly Excess Interest” and, together with amounts remaining from the principal remittance amount after the application of the priorities set forth above under “Principal Payment Priority”, “ Cap Payment Priority” and “Swap Payment Priority” will be distributed as follows:

i)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

ii)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent not paid above;

iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

iv)
To pay to the Senior Certificates (other than the Class AIO Certificates), in proportion to the aggregate Class Principal Amount of the Senior Certificates, after giving effect to principal distributions described above, up to a specified target amount for such Distribution Date, in each case in accordance with the priorities set forth under “Principal Payment Priority” above, in reduction of their respective Class Principal Amounts, until reduced to zero;

v)
To pay to the Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described above, sequentially, in order of seniority, up to a specified target amount for such Distribution Date in accordance with the priorities set forth under “Principal Payment Priority” above, until each such class has been reduced to zero;

vi)
To pay concurrently, to the Senior Certificates (other than the Class AIO Certificates) any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, pro rata in proportion to such amounts, to the extent unpaid pursuant to clauses (4) and (6) of Swap Payment Priority below and clause (3) of Cap Payment Priority below;

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

vii)	To the Class M1, Class M2, Class M3, and Class M4 Certificates, sequentially and in that order, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

viii)
Concurrently, on a pro rata basis, to the Senior Certificates (other than the Class AIO Certificates) any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts to the extent not paid pursuant to clause (7) of the Swap Payment Priority and clause (4) of the Cap Payment Priority;

ix)	To the Class M1, Class M2, Class M3, and Class M4 Certificates, sequentially and in that order any Deferred Amounts;

x)	To pay the holder of the Class X Certificates in accordance with the trust agreement; and

xi)	To the Class R Certificates, any remaining amounts.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap Agreement

An Interest Rate Cap will be purchased by the Trust for the benefit of the Senior Certificates (other than the Class AIO Certificates). Proceeds derived from the Interest Rate Cap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below. The [sixty] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [6.75]% per annum, “the strike rate”. The Notional Balance of the Interest Rate Cap will be equal to the lesser of (i) the aggregate Class Principal Amount of the Senior Certificates (other than the Class AIO Certificates) or (ii) the following schedule:

Period	Approximate Notional Balance ($)	Period	Approximate Notional Balance ($)
1	0	32	51,985,871
2	0	33	51,384,203
3	0	34	50,570,200
4	0	35	49,817,477
5	0	36	49,069,170
6	0	37	48,109,631
7	0	38	47,590,995
8	0	39	46,843,550
9	0	40	46,076,575
10	0	41	45,293,011
11	0	42	44,495,583
12	0	43	43,686,816
13	22,942,012	44	42,869,047
14	23,893,808	45	42,044,434
15	24,737,901	46	41,214,971
16	25,481,201	47	40,382,494
17	26,130,245	48	39,505,550
18	26,691,214	49	38,672,880
19	27,125,637	50	37,841,864
20	27,527,020	51	37,013,805
21	27,796,550	52	35,999,655
22	28,059,549	53	35,134,619
23	28,253,861	54	34,327,535
24	28,358,630	55	33,506,288
25	54,622,721	56	32,714,641
26	54,521,037	57	31,914,097
27	54,333,266	58	30,681,365
28	54,038,595	59	25,991,285
29	53,640,979	60	14,120,200
30	53,193,171	61 and thereafter	0
31	52,716,181

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding accrual period for the transaction divided by 360, and (c) the lesser of the notional balance set forth above and the Class Principal Amount of the Senior Certificates (other than the Class AIO Certificates). Payments received under the Interest Rate Cap will only be available to benefit the Senior Certificates (other than the Class AIO Certificates), or, in certain cases, the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Cap Payment Priority

Amounts in the Cap Account will be distributed as follows:

1) to the Senior Certificates (other than the Class AIO Certificates), in respect of Current Interest and Carryforward Interest, to the extent not paid from Interest Remittance Amount pro rata in proportion to such remaining amounts;

2) to the Senior Certificates (other than the Class AIO Certificates), an amount needed to maintain the target overcollateralization amount to the extent unpaid pursuant to Principal Payment Priority above;

3) to the Senior Certificates (other than the Class AIO Certificates), pro rata, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid in proportion to such amounts;

4) to the Senior Certificates (other than the Class AIO Certificates), pro rata, Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

5) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (2) and (4) of the Cap Payment Priority above and clauses (5) and (7) of the Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [sixty] month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”). The Swap Agreement will be purchased for the benefit of the Senior Certificates (other than Class AIO Certificates).

Period	Approximate Notional Balance ($)	Strike Rate (%)	Period	Approximate Notional Balance ($)	Strike Rate (%)
1	0	5.420	32	96,332,221	5.442
2	443,756,697	5.434	33	91,555,494	5.452
3	428,026,840	5.450	34	86,723,216	5.462
4	412,854,057	5.434	35	82,300,107	5.472
5	398,218,634	5.423	36	78,158,147	5.482
6	384,101,555	5.413	37	74,258,957	5.493
7	370,484,474	5.411	38	70,633,036	5.506
8	357,245,047	5.398	39	67,184,058	5.519
9	344,579,194	5.386	40	63,903,394	5.529
10	332,361,978	5.363	41	60,782,833	5.540
11	320,577,521	5.348	42	57,814,566	5.549
12	309,210,505	5.333	43	54,991,165	5.558
13	275,304,143	5.314	44	52,305,563	5.566
14	263,776,411	5.308	45	49,751,038	5.572
15	252,731,045	5.302	46	47,321,196	5.578
16	242,147,874	5.309	47	45,009,955	5.583
17	232,007,569	5.312	48	42,764,825	5.587
18	222,291,607	5.316	49	40,675,979	5.592
19	212,634,883	5.321	50	38,689,100	5.599
20	203,729,759	5.327	51	36,799,211	5.606
21	194,773,542	5.332	52	34,817,588	5.612
22	186,616,068	5.337	53	33,069,020	5.619
23	178,755,628	5.346	54	31,453,446	5.626
24	171,032,001	5.355	55	29,897,803	5.633
25	137,694,776	5.368	56	28,437,054	5.640
26	130,973,979	5.378	57	27,032,816	5.647
27	124,581,044	5.389	58	25,332,694	5.654
28	118,438,090	5.400	59	20,924,704	5.661
29	112,531,581	5.411	60	11,087,142	5.668
30	106,947,669	5.421	61 and thereafter	0	5.183
31	101,696,698	5.432

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Swap Payment Priority
Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution date, to the extent not paid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent not paid from the Interest Remittance Amount and the Principal Distribution Amount;

3) to the Senior Certificates (other than the Class AIO Certificates) in respect of Current Interest and Carryforward Interest, to the extent not paid from Interest Remittance Amount and the Cap Amount, pro rata in proportion to such remaining amounts;

4) to pay the Available Basis Risk Amount sequentially as follows:

i)	to the Senior Certificates to pay back any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls pro rata in proportion to such amounts

ii)	if applicable, for application to the purchase of a replacement Swap Agreement; and

iii)	to the Class X Certificates, any remaining amount.

5) to the Senior Certificates (other than the Class AIO Certificates), an amount needed to maintain the target overcollateralization amount to the extent unpaid after distributions pursuant to clause (2) of Cap Payment Priority above;

6) to the Senior Certificates (other than the Class AIO Certificates), any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (3) of Cap Payment Priority above, pro rata in proportion to such remaining amounts;

7) to the Senior Certificates (other than the Class AIO Certificates), Deferred Amounts and interest thereon after distributions pursuant to clause (4) of Cap Payment Priority above, pro rata, in proportion to such amounts;

8) if applicable, for application to the purchase of a replacement Swap Agreement;

9) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

10) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (2) and (4) of Cap Payment Priority above and clauses (5) and (7) of Swap Payment Priority above shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

The “Available Basis Risk Amount” for any Distribution Date, will be the lesser of

(i)	the product of:

(a)	the excess, if any of (1) 1 Month Libor over (2) 6.82% per annum, and

(b)	the Scheduled Notional Amount (as shown in the Interest Rate Swap Agreement table above) for such Distribution Date, and

(c)	a fraction, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360, and

(ii)	the amount on deposit in the swap account after all required distributions have been made on such Distribution Date pursuant to clauses 1) through 4) of the swap payment priority above.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

The “Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount or Notional Amount of that class.

Carryforward Interest

The “Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date and each class will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the servicing fee rate.

Basis Risk Shortfall

The “Basis Risk Shortfall” with respect to any Class of Certificates and each Distribution Date will be the excess of (a) the amount of interest payable to a Class of Certificates (other than the Class AIO Certificates), as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates (other than the Class AIO Certificates) on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

May 2010 to April 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2011 to April 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2012 to April 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date) and (ii) each Mortgage Loan in foreclosure and all REO properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

The “Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance of the Mortgage Loans..

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The “Stepdown Date” is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately [20.00%]% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates (other than the Class AIO Certificates), on a pro rata basis, based on Class Principal Amounts provided, however, that losses that would otherwise reduce the principal amounts of the Class A1, Class A2, Class A3, and Class A4 Certificates will first reduce the principal amount of the Class A5 Certificates until reduced to zero. Thereafter, losses that would otherwise reduce the principal amounts of the Class A3 Certificates will first reduce the principal amount of the Class A4 Certificates until reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class M4 Certificates, the Class M3 Certificates, the Class M2 Certificates, the Class M1 Certificates and then the Senior Certificates (other than the Class AIO Certificates, pro-rata based on Class Principal Amounts) have been reduced to zero, provided, however, that losses that would otherwise reduce the principal amounts of the Class A1, Class A2, Class A3, and Class A4 Certificates will first reduce the principal amount of the Class A5 Certificates until reduced to zero. Thereafter, losses that would otherwise reduce the principal amounts of the Class A3 Certificates will first reduce the principal amount of the Class A4 Certificates until reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to create and maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [2.00]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [2.00]% of the aggregate pool balance as of the Cut-off Date and (b) the product of [4.00]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Sandeep Bharatwaj	(212) 526-8320

MBS Banking	Mike Hitzmann	(212) 526-5806
	Lei Tie	(212) 526-2751

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-11 Collateral Summary*
Total Number of Loans	1,507	Occupancy Status
Total Outstanding Loan Balance	$ 511,182,295	Primary Home	87.49% ± 1.00%
Average Loan Principal Balance	$ 339,205 ± 3.00%	Investment	8.92% ± 1.00%
Percentage of Loans with Prepayment Penalties	56.92% ± 1.00%	Second Home	3.59% ± 1.00%
Weighted Average Coupon	7.259% ± 0.050%
Non-Zero Weighted Average Margin	2.470% ± 0.050%
Weighted Average Original Term (mo.)	355 ± 1	Geographic Distribution
Weighted Average Remaining Term (mo.)	353 ± 1	(Other states account individually for less than
Weighted Average Loan Age (mo.)	2 ± 1	5% of the Cut-off Date principal balance.)
Weighted Average Original LTV	78.34% ± 1.00%	CA	46.64% ± 1.50%
Original LTV > 80 and no MI (whole pool)	0.00% ± 0.20%	FL	10.13% ± 1.50%
Weighted Average FICO	700 ± 2

Prepayment Penalty (years)
None	43.08% ± 1.00%
0.001 - 1.000	10.75% ± 1.00%
1.001 - 2.000	0.82% ± 1.00%	Lien Position
2.001 - 3.000	45.20% ± 1.00%	First	100.00%
3.001 - 4.000	0.04% ± 1.00%
4.001 - 5.000	0.12% ± 1.00%

* The Mortgage Loan data is shown herein as of the applicable Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	24	$913,465.88	0.18%
50,000.01 to 100,000.00	128	9,615,397.74	1.88
100,000.01 to 150,000.00	141	17,847,669.07	3.49
150,000.01 to 200,000.00	141	24,891,682.72	4.87
200,000.01 to 250,000.00	145	32,757,040.12	6.41
250,000.01 to 300,000.00	156	42,758,351.30	8.36
300,000.01 to 350,000.00	106	34,442,249.23	6.74
350,000.01 to 400,000.00	103	38,685,735.75	7.57
400,000.01 to 450,000.00	127	54,695,807.05	10.70
450,000.01 to 500,000.00	139	66,119,477.28	12.93
500,000.01 to 550,000.00	101	53,097,761.10	10.39
550,000.01 to 600,000.00	73	42,130,508.76	8.24
600,000.01 to 650,000.00	36	22,665,025.00	4.43
650,000.01 to 700,000.00	23	15,482,570.00	3.03
700,000.01 to 750,000.00	16	11,651,965.19	2.28
750,000.01 to 800,000.00	20	15,702,688.28	3.07
800,000.01 to 850,000.00	4	3,276,000.00	0.64
850,000.01 to 900,000.00	7	6,190,928.17	1.21
900,000.01 to 950,000.00	5	4,620,000.00	0.90
950,000.01 to 1,000,000.00	8	7,870,445.55	1.54
1,000,000.01 to 1,250,000.00	1	1,170,000.00	0.23
1,250,000.01 to 1,500,000.00	2	2,650,527.22	0.52
1,750,000.01 to 2,000,000.00	1	1,947,000.00	0.38
Total:	1,507	$511,182,295.41	100.00%

Minimum:	$21,131
Maximum:	$1,947,000
Average:	$339,205

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5.001 to 5.500	1	$336,750.00	0.07%
5.501 to 6.000	25	9,788,360.14	1.91
6.001 to 6.500	182	63,059,697.24	12.34
6.501 to 7.000	457	160,582,063.92	31.41
7.001 to 7.500	370	127,194,156.51	24.88
7.501 to 8.000	270	96,882,159.73	18.95
8.001 to 8.500	90	23,487,726.40	4.59
8.501 to 9.000	65	20,448,217.11	4.00
9.001 to 9.500	44	9,208,854.14	1.80
10.001 to 10.500	1	148,000.00	0.03
10.501 to 11.000	1	22,562.55	0.00
11.001 to 11.500	1	23,747.67	0.00
Total:	1,507	$511,182,295.41	100.00%

Minimum:	5.500%
Maximum:	11.100%
Weighted Average:	7.259%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
121 to 180	65	$9,688,680.01	1.90%
181 to 240	49	8,577,750.56	1.68
301 to 360	1,385	491,449,915.72	96.14
361 to 480	8	1,465,949.12	0.29
Total:	1,507	$511,182,295.41	100.00%

Minimum:	180
Maximum:	480
Weighted Average:	355

Remaining Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
156 to 180	65	$9,688,680.01	1.90%
181 to 240	49	8,577,750.56	1.68
241 to 360	1,385	491,449,915.72	96.14
361 to 475	8	1,465,949.12	0.29
Total:	1,507	$511,182,295.41	100.00%

Minimum:	156
Maximum:	475
Weighted Average:	353

Seasoning
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	395	$160,786,993.00	31.45%
1 to 12	1,095	347,402,837.80	67.96
13 to 24	14	2,303,307.64	0.45
25 to 36	2	505,837.76	0.10
37 to 45	1	183,319.21	0.04
Total:	1,507	$511,182,295.41	100.00%

Minimum:	0
Maximum:	45
Weighted Average:	2

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.001 to 10.000	1	$23,747.67	0.00%
10.001 to 20.000	1	25,570.36	0.01
20.001 to 30.000	4	289,211.69	0.06
30.001 to 40.000	11	2,075,879.51	0.41
40.001 to 50.000	12	4,474,068.32	0.88
50.001 to 60.000	17	3,474,359.85	0.68
60.001 to 70.000	74	23,282,753.90	4.55
70.001 to 80.000	1,373	475,106,392.38	92.94
80.001 to 90.000	12	2,195,385.38	0.43
90.001 to 100.000	2	234,926.35	0.05
Total:	1,507	$511,182,295.41	100.00%

Minimum:	10.00%
Maximum:	100.00%
Weighted Average:	78.34%

Combined Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
20.01 to 25.00	2	$129,842.72	0.03%
25.01 to 30.00	2	159,368.97	0.03
30.01 to 35.00	5	1,171,235.56	0.23
35.01 to 40.00	6	904,643.95	0.18
40.01 to 45.00	8	1,912,865.34	0.37
45.01 to 50.00	3	2,430,202.98	0.48
50.01 to 55.00	8	1,458,055.78	0.29
55.01 to 60.00	8	1,505,325.18	0.29
60.01 to 65.00	23	7,357,278.33	1.44
65.01 to 70.00	29	7,985,824.24	1.56
70.01 to 75.00	60	14,641,598.51	2.86
75.01 to 80.00	198	39,960,600.61	7.82
80.01 to 85.00	16	3,768,045.55	0.74
85.01 to 90.00	127	32,239,115.50	6.31
90.01 to 95.00	72	30,758,941.98	6.02
95.01 to 100.00	940	364,799,350.21	71.36
Total:	1,507	$511,182,295.41	100.00%

Minimum:	21.85%
Maximum:	100.00%
Weighted Average:	94.40%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Primary Mortgage Insurance Carrier
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Mortgage Guaranty Insurance Corp.	4	$749,647.17	30.85%
PMI	6	937,010.36	38.56
Republic Mortgage Insurance Corp.	3	210,321.49	8.65
Triad Guaranty Insurance Company	1	533,332.71	21.95
Total:	14	$2,430,311.73	100.00%

For loans with original Loan-to-Value ratio greater than 80%

Primary Mortgage Insurance Percentage
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
12.00	5	$879,385.94	36.18%
16.00	1	124,175.03	5.11
17.00	1	160,208.79	6.59
25.00	4	931,705.49	38.34
30.00	2	224,085.16	9.22
35.00	1	110,751.32	4.56
Total:	14	$2,430,311.73	100.00%

For loans with original Loan-to-Value ratio greater than 80%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
581 to 600	2	$513,043.70	0.10%
601 to 620	20	4,157,387.56	0.81
621 to 640	116	35,640,415.58	6.97
641 to 660	209	52,143,506.62	10.20
661 to 680	215	67,577,283.23	13.22
681 to 700	322	107,706,810.28	21.07
701 to 720	229	85,703,089.30	16.77
721 to 740	177	68,784,187.75	13.46
741 to 760	98	42,391,695.88	8.29
761 to 780	66	27,153,081.59	5.31
781 to 800	41	15,078,125.76	2.95
801 to 820	12	4,333,668.16	0.85
Total:	1,507	$511,182,295.41	100.00%

Minimum:	587
Maximum:	813
Weighted Average:	700

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	940	$358,933,674.41	70.22%
Cash Out Refinance	342	80,157,433.89	15.68
Rate/Term Refinance	225	72,091,187.11	14.10
Total:	1,507	$511,182,295.41	100.00%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	927	$308,567,331.53	60.36%
Planned Unit Development	289	114,003,709.04	22.30
Two-to-Four Family	154	46,608,125.90	9.12
Condominium	132	41,285,137.63	8.08
Cooperative	1	356,341.88	0.07
Modular Home	3	281,649.43	0.06
Townhouse	1	80,000.00	0.02
Total:	1,507	$511,182,295.41	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	550	$238,436,931.64	46.64%
FL	158	51,765,915.15	10.13
NV	54	21,457,280.10	4.20
MD	63	20,017,370.36	3.92
AZ	49	17,317,187.35	3.39
NY	45	16,879,077.78	3.30
VA	43	16,163,585.82	3.16
NJ	36	11,940,473.19	2.34
TX	66	11,762,310.13	2.30
WA	39	11,512,557.45	2.25
Other	404	93,929,606.44	18.37
Total:	1,507	$511,182,295.41	100.00%

Interest Only Loan Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	489	$103,198,601.01	20.19%
60	78	20,571,718.22	4.02
120	940	387,411,976.18	75.79
Total:	1,507	$511,182,295.41	100.00%

Balloon Loan Flag
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Balloon	33	$8,044,874.86	1.57%
Fully Amortizing	1,474	503,137,420.55	98.43
Total:	1,507	$511,182,295.41	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years
(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	649	$220,211,210.84	43.08%
0.333	3	1,133,296.73	0.22
0.417	1	87,953.17	0.02
0.500	48	17,649,824.37	3.45
1.000	124	36,057,937.56	7.05
2.000	15	4,189,327.80	0.82
3.000	662	231,038,594.86	45.20
3.330	1	192,000.00	0.04
5.000	4	622,150.08	0.12
Total:	1,507	$511,182,295.41	100.00%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	973	$343,834,970.61	67.26%
No Ratio Documentation	229	87,814,854.79	17.18
Full Documentation	161	45,301,930.78	8.86
No Documentation	133	30,694,844.06	6.00
Limited Documentation	11	3,535,695.17	0.69
Total:	1,507	$511,182,295.41	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2/28 ARM (LIBOR)	8	$2,779,253.59	0.54%
3/27 ARM (LIBOR)	33	8,630,736.53	1.69
5/25 ARM (LIBOR)	791	331,976,728.49	64.94
5/1 ARM (LIBOR)	29	11,333,899.89	2.22
7/23 ARM (LIBOR)	56	28,162,692.38	5.51
7/1 ARM (LIBOR)	6	3,165,300.00	0.62
Fixed Rate	552	117,228,490.81	22.93
Balloon	32	7,905,193.72	1.55
Total:	1,507	$511,182,295.41	100.00%

Originator
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	1,250	$457,497,293.43	89.50%
GREENPOINT MORTGAGE	88	16,156,001.52	3.16
NATIONAL CITY	56	11,595,467.34	2.27
INDYMAC BANK	34	6,616,249.21	1.29
WASHINGTON MUTUAL	8	5,036,500.30	0.99
FREEDOM MORTGAGE CORP	16	3,515,132.42	0.69
OPTION ONE MORTGAGE	11	2,248,985.89	0.44
WELLS FARGO HOME MORTGAGE	15	2,168,203.22	0.42
MERIDIAS CAPITAL	12	1,998,180.39	0.39
WEICHERT	6	1,571,520.00	0.31
Other	11	2,778,761.69	0.54
Total:	1,507	$511,182,295.41	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Index
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	584	$125,133,684.53	24.48%
1 Year LIBOR (WSJ/1 Mo Lead)	35	14,499,199.89	2.84
6 Month LIBOR (1st Business Day)	888	371,549,410.99	72.68
Total:	1,507	$511,182,295.41	100.00%

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	584	$125,133,684.53	24.48%
2.001 to 2.500	566	261,763,884.38	51.21
2.501 to 3.000	320	113,926,387.48	22.29
3.001 to 3.500	2	944,000.00	0.18
3.501 to 4.000	3	740,999.99	0.14
4.501 to 5.000	28	6,973,629.09	1.36
5.001 to 5.500	2	507,349.36	0.10
5.501 to 6.000	1	622,663.45	0.12
6.001 to 6.500	1	569,697.13	0.11
Total:	1,507	$511,182,295.41	100.00%

Non-Zero Minimum:	2.250%
Maximum:	6.500%
Non-Zero Weighted Average:	2.470%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Initial Periodic Rate Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	584	$125,133,684.53	24.48%
2.000	33	9,004,935.09	1.76
3.000	13	2,952,761.89	0.58
5.000	55	18,843,773.49	3.69
6.000	822	355,247,140.41	69.50
Total:	1,507	$511,182,295.41	100.00%

Non-Zero Minimum:	2.000%
Maximum:	6.000%
Non-Zero Weighted Average:	5.835%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	584	$125,133,684.53	24.48%
1.000	32	6,903,735.49	1.35
2.000	891	379,144,875.39	74.17
Total:	1,507	$511,182,295.41	100.00%

Non-Zero Minimum:	1.000%
Maximum:	2.000%
Non-Zero Weighted Average:	1.982%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	584	$125,133,684.53	24.48%
10.501 to 11.000	1	131,150.00	0.03
11.001 to 11.500	6	2,052,900.00	0.40
11.501 to 12.000	30	11,410,514.83	2.23
12.001 to 12.500	125	49,636,330.74	9.71
12.501 to 13.000	304	121,427,707.35	23.75
13.001 to 13.500	214	94,343,985.15	18.46
13.501 to 14.000	161	72,654,057.11	14.21
14.001 to 14.500	40	14,133,335.83	2.76
14.501 to 15.000	33	15,513,566.42	3.03
15.001 to 15.500	8	4,597,063.45	0.90
16.001 to 16.500	1	148,000.00	0.03
Total:	1,507	$511,182,295.41	100.00%

Non-Zero Minimum:	10.625%
Maximum:	16.250%
Non-Zero Weighted Average:	13.207%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Floor
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	584	$125,133,684.53	24.48%
2.001 to 2.500	554	258,150,500.26	50.50
2.501 to 3.000	10	2,156,246.60	0.42
3.501 to 4.000	1	200,999.99	0.04
4.501 to 5.000	8	1,515,193.70	0.30
5.001 to 5.500	1	336,750.00	0.07
5.501 to 6.000	4	1,276,513.00	0.25
6.001 to 6.500	35	11,521,370.96	2.25
6.501 to 7.000	90	27,756,697.30	5.43
7.001 to 7.500	75	24,886,594.11	4.87
7.501 to 8.000	71	26,438,042.73	5.17
8.001 to 8.500	32	11,551,072.36	2.26
8.501 to 9.000	33	15,513,566.42	3.03
9.001 to 9.500	8	4,597,063.45	0.90
10.001 to 10.500	1	148,000.00	0.03
Total:	1,507	$511,182,295.41	100.00%

Non-Zero Minimum:	2.250%
Maximum:	10.250%
Non-Zero Weighted Average:	3.975%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Next Rate Adjustment Date
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	584	$125,133,684.53	24.48%
2008-01	1	149,495.88	0.03
2008-12	2	837,697.13	0.16
2009-02	3	1,114,012.81	0.22
2009-04	1	127,827.65	0.03
2009-05	2	699,716.00	0.14
2009-07	1	174,517.42	0.03
2009-09	1	264,000.00	0.05
2009-10	2	560,953.17	0.11
2009-11	1	139,681.14	0.03
2009-12	5	663,512.56	0.13
2010-01	6	1,482,910.00	0.29
2010-02	3	1,064,182.69	0.21
2010-03	3	961,478.75	0.19
2010-04	8	2,204,404.92	0.43
2010-06	2	965,600.00	0.19
2010-12	1	359,536.73	0.07
2011-05	1	260,800.00	0.05
2011-09	12	2,581,668.23	0.51
2011-10	5	998,548.48	0.20
2011-11	5	941,780.00	0.18
2011-12	5	1,933,990.69	0.38
2012-01	17	5,372,074.46	1.05
2012-02	35	9,437,794.27	1.85
2012-03	56	20,399,713.78	3.99
2012-04	141	44,924,762.81	8.79
2012-05	289	134,074,008.93	26.23
2012-06	253	122,025,950.00	23.87
2014-03	1	616,000.00	0.12
2014-04	5	1,976,600.00	0.39
2014-05	27	14,113,232.38	2.76
2014-06	29	14,622,160.00	2.86
Total:	1,507	$511,182,295.41	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.